                  Volkswagen Credit Auto Master Trust 1996-1

--------------------------------------------------------------------------------

                  Distribution Date Statement: June 15, 1999

      a. Aggregate Amount of Collections                                           $393,869,039.45
         Aggregate Amount of Interest Collections                                    $4,513,677.89
         Aggregate Amount of Principal Collections                                 $389,355,361.56
         Investment Proceeds                                                                 $0.00

      b. Series Allocation Percentage                                                      100.00%
         Floating Allocation Percentage                                                     56.18%
         Fixed Allocation Percentage                                                           N/A

      c. Total Amount Distributed on Series 1996-1                                   $1,529,296.88

      d. Amount of Such Distribution Allocable to Principal on 1996-1                        $0.00

      e. Amount of Such Distribution Allocable to Interest on 1996-1                $1, 529,296.88

      f. Investor Default Amount                                                             $0.00

      g. Draw Amount                                                                         $0.00

      h. Investor Charge Offs                                                                $0.00
         Amounts of Reimbursements                                                           $0.00

      i. Monthly Servicing Fee                                                               1.00%

      j. Expected Controlled Distribution Amount                                             $0.00

      k. Invested Amount                                                           $375,000,000.00

      l. Pool Factor                                                                       100.00%

      m. Available Subordinated Amount                                              $63,952,938.31

      n. Reserve Fund Balance                                                        $1,875,000.00

      o. Principal Funding Account Balance                                                   $0.00
         Yield Supplement Account Balance                                            $1,875,000.00

VW CREDIT, INC. -- SERVICER                                               Page 1
12-June-99

               VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                 Monthly Servicer Report Input and Summary Page
                 ----------------------------------------------

TRANSACTION SUMMARY
-------------------
                                                                                      From             To       Days
Current Interest Period                                                             5/17/99          6/14/99     29
Series Allocation Percentage                                                              100.00%

Initial Principal Balance                                                         $375,000,000.00
Outstanding Principal Balance                                                     $375,000,000.00
Principal Balance of Receivables for Determination Date                           $672,985,959.12
Amount Invested in Receivables on Series Issuance Date                            $375,000,000.00
Initial Invested Amount                                                           $375,000,000.00
Invested Amount at the Beginning of Period                                        $375,000,000.00
Invested Amount                                                                   $375,000,000.00
Required Subordinated Amount                                                       $63,952,938.31
Excess Funded Amount                                                                        $0.00

Available Subordinated Amount (previous period)                                   $103,547,299.22
Incremental Subordinated Amount (previous period)                                  $19,023,705.07

RESERVE FUND AND YIELD SUPPLEMENT ACCOUNT
-----------------------------------------

Yield Supplement Account Initial Deposit                                            $1,875,000.00
Yield Supplement Account Beginning Balance                                          $1,875,000.00
Yield Supplement Account Required Amount                                            $1,875,000.00

Reserve Fund Initial Deposit                                                        $1,875,000.00
Reserve Fund Required Amount                                                        $1,875,000.00
Reserve Fund Beginning Balance                                                      $1,875,000.00

Outstanding Carryover Amount - Beginning Balance                                            $0.00
Yield Supplement Account Draw Amount                                                        $0.00
Outstanding Carryover Amount - Ending Balance                                               $0.00
Yield Supplement Account Balance - Ending Balance                                   $1,875,000.00
Yield Supplement Account Required Deposit Amount                                            $0.00

Reserve Fund Draw Amount                                                                    $0.00
Reserve Fund Ending Balance                                                         $1,875,000.00
Reserve Fund Required Deposit Amount                                                        $0.00

1-month LIBOR Rate (annualized)                                                        4.9025000%
Certificate Coupon (annualized)                                                        5.0625000%
Prime Rate (annualized)                                                                7.7500000%
Servicing Fee Rate (annualized)                                                            1.000%
Excess Spread                                                                          1.8475000%

TRUST PRINCIPAL RECEIVABLES
---------------------------

Pool Balance at the Beginning of Period                                           $667,537,842.31
Pool Balance at the Ending of Period                                              $702,223,356.40
Average Aggregate Principal Balance                                               $684,880,599.36

Aggregate Principal Collections                                                   $389,355,361.56
New Principal Receivables                                                         $424,040,875.67
Receivables Added for Additional Accounts                                                   $0.00
Investor Default Amount                                                                     $0.00
Net Losses                                                                                  $0.00
Monthly Interest Accrued, but not Paid                                                      $0.00
Ineligible Receivables                                                                      $0.00
Ineligible Receivables in Prior Collection Period                                           $0.00
Defaulted Receivables in Ineligible and Overconc. Accounts                                  $0.00

MISCELLANEOUS DATA
------------------

Recoveries on Receivables Written Off                                                       $0.00
Spread Over Prime for Portfolio                                                             0.16%
Weighted Average Interest Rate                                                              7.91%

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
--------------------------------------------------

Net losses as a % of Avg. Receivables                                             0.00%
Balance (annualized)

PORTFOLIO AND DEALERSHIP STATISTICS
-----------------------------------

Used Vehicle Receivables' Balance                                                 $43,065,001.39
Used Vehicle Percentage                                                           6.133%
Used Vehicle Percentage During Last Collection Period                             6.292%
Early Amortization Event?                                                         NO
Largest Dealer or Dealer Affiliation Balance                                      $24,801,580.69
Largest Dealer Percentage                                                         3.715%

Aggregate Principal Amount of Receivables of Dealers over 2%                      $17,010,323.43
Aggregate % Principal Amount of Receivables of Dealers over 2%                    2.422%

SUMMARY OF COLLECTIONS
----------------------

Aggregate Amount of Collections                                                   $393,869,039.45
Aggregate Amount of Interest Collections                                          $4,513,677.89
Investment Proceeds                                                               $0.00
Aggregate Amount of Principal Collections                                         $389,355,361.56
Asset Receivables Rate                                                            7.173%
Use Asset Receivables Rate?                                                       NO
Carryover Amount (this Distribution Date)                                         N/A
Total Carryover Amount                                                            N/A

PAYMENT RATE INFORMATION
------------------------

Monthly Payment Rate                                                              56.85%
Previous Collection Period Monthly Payment Rate                                   60.33%
Monthly Payment Rate 3 months ago                                                 60.45%
3-month Average Payment Rate                                                      59.21%
12-month Minimum Payment Rate                                                     56.85%
Early Amortization Event?                                                         NO

ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
---------------------------------------------

Extend Revolving Period?                                                          YES
Last Day of Revolving Period                                                      N/A
Invested Amount as of Last Day of Revolving Period                                N/A
Accumulation Period Length (months)                                               N/A
First Accumulation Date                                                           TO BE DETERMINED
Expected Final Payment Date                                                       N/A
Required Participation Percentage                                                 4.00%
Principal Funding Account Balance                                                 $0.00
Principal Payment Amount                                                          $0.00
Controlled Deposit Amount                                                         $0.00

TOTAL AMOUNT DISTRIBUTED ON SERIES 1996-1
-----------------------------------------

Certificateholders
------------------
i.    Monthly Interest Distribution                                               $1,529,296.88
ii.   Monthly Servicing Fee Distribution                                          $312,500.00
iii.  Reserve Fund Deposit Amount Distribution                                    $0.00
iv.   Investor Default Amount Distribution                                        $0.00
v.    Outstanding Carryover Amount Distribution                                   $0.00
vi.   Yield Supplement Account Deposit Amount Distribution                        $0.00
          Excess Servicing                                                        $693,833.47

Excess Servicing (Previous Period)                                                $319,660.53

DEFICIENCY AMOUNT
-----------------
Deficiency Amount                                                                 $0.0
Draw Amount                                                                       $0.0

VW CREDIT, INC. -- SERVICER                                              Page 2
       12-June-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                                    Summary
                                    -------



                    Collections                 Accrual         Distribution
                  -----------------          ------------     ----------------
From:                    17-May-99
To:                      14-Jun-99
Days:                           29

   LIBOR Rate           4.9025000%
     (1 month)

Series #                 1         Active
VCI Rating:             N/A



                                             TRUST AND SERIES ALLOCATIONS - BEGINNING OF PERIOD
                                             --------------------------------------------------

                              Series                                        Excess    Required          Required        Outstanding
 Series       Series        Allocation    Invested         Subordinated     Funded  Participation    Participation      Certificate

 Number       Name          Percentage     Amount               Amount      Amount   Percentage          Amount           Balance
 ------       ----          ----------     ------               ------      ------   ----------          ------           -------
              Trust                      $375,000,000.00    $63,952,938.31  $0.00        N/A        $15,000,000.00
          1 Series 1996-1    100.00%     $375,000,000.00    $63,952,938.31  $0.00        4.00%      $15,000,000.00   $375,000,000.00


VW CREDIT, INC. -- SERVICER                                              Page 3
12-June-99
              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------



INITIAL AMOUNTS                                                                   EXCESS SPREAD CALCULATION
---------------                                                                   -------------------------

Initial Invested Amount                       $375,000,000.00                     Weighted Average Rate Charged to Dealers   7.91%
Invested Amount                               $375,000,000.00                     LIBOR                                      4.90%
Controlled Accumulation Amount                          $0.00                     Certificate Rate (LIBOR+16 b.p.)           5.06%
Required Subordinated Amount                   $63,952,938.31                     Servicing Fee Rate                         1.00%
Annualized Servicing Fee Rate                           1.00%                      Investor Net Losses                       0.00%
                                                                                                                             -----
First Controlled Accumulation Date             TO BE DETERMINED                   Excess Spread                              1.85%
Accumulation Period Length (months)               N/A
Expected Final Payment Date                       N/A
Initial Settlement Date                             28-Mar-96
Required Participation Percentage                       4.00%
Subordinated Percentage                                14.29%


SERIES 1996-1 MONTHLY REPORTING
-------------------------------

                                                                                              Required              Excess
                                             Series 1996-1                Invested          Subordinated            Funding
Principal Receivables                            Total                     Amount              Amount               Amount
---------------------                            -----                     ------              ------               ------
Series Allocation Percentage                    100.00%
Beginning Balance                             $375,000,000.00           $375,000,000.00      $63,952,938.31                  $0.00
  Floating Allocation Percentage                 56.18%                     56.18%
  Fixed Allocation Percentage                     N/A

Principal Collections                         $389,355,361.56           $389,355,361.56         N.A.                  N.A.
New Principal Receivables                     $424,040,875.67           $424,040,875.67         N.A.                  N.A.
Principal Default Amounts                               $0.00                     $0.00         N.A.                  N.A.
Receivables Added for Additional Accounts               $0.00                     $0.00         N.A.                  N.A.
Controlled Deposit Amount                               $0.00                       N/A         N.A.                  N.A.
Principal Allocation Percentage
"Pool Factor"                                   100.00000000%

Ending Balance                                $375,000,000.00           $375,000,000.00      $63,952,938.31                  $0.00
  Floating Allocation Percentage                53.40%                     53.40%


Non-Principal Receivables
-------------------------
Interest Collections                            $2,535,630.34
Recoveries on Receivables Written Off                   $0.00
Investment Income                                       $0.00

VW CREDIT, INC. -- SERVICER                                               Page 4
12-Jun-99

              VOLKSWAGEN CREDIT AUTO MASTER TRUST, SERIES 1996-1

                             SERVICING CERTIFICATE
                             ---------------------


Subordinated Amount & Reserve Fund                      Current             Previous
----------------------------------                      -------             --------

Available Subordination Amount (Previous)             $103,547,299.22     $103,290,903.91
  Required Subordination Draw Amount                            $0.00               $0.00
  Reserve Fund Funds to Inv. Default Amount                     $0.00               $0.00
  Excess Servicing (Previous Period)                      $319,660.53         $256,395.31
                                                         ------------        ------------
(a) Available Subordinated Amount?                    $103,866,959.75     $103,547,299.22

(b) Available Subordinated Amount?                     $53,571,428.57      $53,571,428.57

Available Subordinated Amount                          $63,952,938.31      $72,595,133.64

Incremental Subordinated Amount                        $10,381,509.74      $19,023,705.07
  Overconcentration Amount                             $17,010,323.43      $29,631,100.41

Beginning Reserve Fund Balance                          $1,875,000.00       $1,875,000.00
Reserve Fund Required Balance                           $1,875,000.00       $1,875,000.00
Reserve Fund Draw                                               $0.00               $0.00
Reserve Fund Required Deposit                                   $0.00               $0.00
Reserve Fund Deposit Amount                                     $0.00               $0.00
Reserve Fund Release                                            $0.00               $0.00
Ending Reserve Fund Balance                             $1,875,000.00       $1,875,000.00

Required Interest Distributions
-------------------------------

Available Interest Collections                          $4,513,677.89       $4,122,211.67
  Certificateholder Interest Collections                $2,535,630.34       $2,327,577.20
  Subordinate Interest Collections                        $432,429.36         $450,588.74
Investment Income                                               $0.00               $0.00
Reserve Fund Balance                                    $1,875,000.00       $1,875,000.00
                                                       --------------       -------------
Total Interest  Available                               $4,843,059.71       $4,653,165.94

Interest Shortfall                                              $0.00               $0.00
Additional Interest                                             $0.00               $0.00
Carry-over Amount                                               $0.00               $0.00
Carry-over Shortfall                                            $0.00               $0.00
Additional Carry-over Shortfall                                 $0.00               $0.00

Monthly Servicing Fee                                     $570,733.83         $554,864.38
Investor Monthly Servicing Fee                            $312,500.00         $312,500.00